EXHIBIT 99.1

MKS Instruments Reports Second Quarter 2021 Financial Results

•	Record revenue of $750 million, up 38% year-over-year

•	Record Non-GAAP net earnings of $168 million, up 88% year-over-year, and GAAP net income of $147 million, up 99% year-over-year

•	Record operating cash flow of $165 million, up 19% year-over-year, and record free cash flow of $149 million, up 26% year-over-year

Andover, MA, July 28, 2021 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported second quarter 2021 financial results.

“We delivered yet another quarter of record revenue and earnings, despite facing increasing supply constraints of certain components,” said John T.C. Lee, President and Chief Executive Officer. “Our unique Surround the Chamber® portfolio continued to see strong demand and design win activity across a broad array of applications, while revenue from our Advanced Markets accelerated further in the quarter, growing more than 40% year-over-year. Business levels remain strong and excluding the headwinds we are seeing with supply constraints, we would have expected revenue in the third quarter to grow sequentially.”

Mr. Lee added, “With the closing of the acquisition of Photon Control Inc. and the announcement of our agreement to acquire Atotech Limited, MKS is well-positioned to lead the way in addressing the challenges of miniaturization and complexity in semiconductor and advanced electronics manufacturing, and I am very excited about the opportunities that lie ahead.”

“We are pleased to deliver second quarter gross margins that exceeded the midpoint of our guidance, and combined with strong operating leverage, this enabled us to generate robust Non-GAAP operating margin expansion of 190 basis points sequentially, and 610 basis points year-over-year,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer.

Mr. Bagshaw added, “Our record operating and free cash flow in the quarter is a strong validation of our profitability and working capital management, and we expect to further enhance our cash generation profile with our anticipated acquisition of Atotech.”

Third Quarter 2021 Outlook

Based on current business levels and certain supply constraints, the Company expects revenue in the third quarter of 2021 of $720 million, plus or minus $30 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $2.74, plus or minus $0.26.

Conference Call Details

A conference call with management will be held on Thursday, July 29, 2021 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID 1346544, and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, tax rate, net earnings and net earnings per diluted share to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our pending acquisition of Atotech Limited (“Atotech”) and our recently completed acquisition of Photon Control Inc. (“Photon Control”), and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q2 2021	Q1 2021
Net revenues	$750	$694

GAAP Financial Measures
Operating margin	24.8%	22.4%
Net income	$147	$122
Diluted EPS	$2.63	$2.20

Non-GAAP Financial Measures
Operating margin	27.7%	25.8%
Net earnings	$168	$143
Diluted EPS	$3.02	$2.56

Second Quarter 2021 Financial Results

Net revenues in the second quarter of 2021 were $750 million, a sequential increase of 8% from $694 million in the first quarter of 2021, and a year-over-year increase of 38% from $544 million in the second quarter of 2020. The increase in net revenues was driven by strong demand from customers in both the Semiconductor Market and Advanced Markets. Net revenues in the Semiconductor Market were $431 million in the second quarter of 2021, a sequential increase of 5% and year-over-year increase of 34%. Net revenues in Advanced Markets were $319 million in the second quarter of 2021, a sequential increase of 13% and year-over-year increase of 43%.

Net income in the second quarter of 2021 was $147 million, or $2.63 per diluted share, compared to net income of $122 million, or $2.20 per diluted share, in the first quarter of 2021, and $74 million, or $1.33 per diluted share, in the second quarter of 2020.

Net income in the second quarter of 2021 included acquisition and integration costs of $6 million, restructuring and other costs of $3 million, and a loss of $7 million from a foreign currency hedge entered into in connection with the acquisition of Photon Control.

Non-GAAP net earnings, which exclude special charges and credits, were $168 million, or $3.02 per diluted share, in the second quarter of 2021, compared to $143 million, or $2.56 per diluted share, in the first quarter of 2021, and $89 million, or $1.62 per diluted share, in the second quarter of 2020.

Additional Financial Information

At June 30, 2021, the Company had $1 billion in cash and short-term investments, $829 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the second quarter of 2021, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are manufacturing and sourcing risks, including supply chain disruptions and component shortages, the ability of MKS to complete its acquisition of Atotech, the terms of MKS’ existing term loan, the terms and availability of financing for the Atotech acquisition, the substantial indebtedness MKS expects to incur in connection with the Atotech acquisition and the need to generate sufficient cash flows to service and repay such debt, risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects the respective businesses and operations of MKS and Atotech, the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger or more established companies in MKS’ and Atotech’s respective markets, the ability of MKS to successfully grow its business and the businesses of Atotech, Photon Control, which it acquired in July 2021, and Electro Scientific Industries, Inc. (“ESI”), which it acquired in February 2019, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Atotech acquisition, conditions affecting the markets in which MKS and Atotech operate, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS’ and Atotech’s major customers, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net revenues:
Products	$656.7	$605.0	$473.0	$1,261.7	$934.2
Services	93.2	88.9	71.3	182.1	145.8

Total net revenues	749.9	693.9	544.3	1,443.8	1,080.0
Cost of revenues:
Products	344.7	322.6	258.0	667.3	514.1
Services	50.0	49.2	40.0	99.2	80.0

Total cost of revenues	394.7	371.8	298.0	766.5	594.1
Gross profit	355.2	322.1	246.3	677.3	485.9
Research and development	50.0	47.2	42.8	97.2	85.2
Selling, general and administrative	97.2	95.9	86.1	193.1	173.3
Acquisition and integration costs	6.0	6.2	0.7	12.2	2.9
Restructuring and other	3.0	4.9	3.3	7.9	3.7
Amortization of intangible assets	12.7	12.4	13.8	25.1	30.1
COVID-19 related net credits	—	—	(1.2)	—	(1.2)
Asset impairment	—	—	—	—	1.2

Income from operations	186.3	155.5	100.8	341.8	190.7
Interest income	0.1	0.2	0.3	0.3	1.0
Interest expense	6.4	6.4	7.2	12.8	16.1
Other expense, net	7.5	1.1	1.5	8.6	1.9

Income before income taxes	172.5	148.2	92.4	320.7	173.7
Provision for income taxes	26.0	25.9	18.7	51.9	30.9

Net income	$146.5	$122.3	$73.7	$268.8	$142.8

Net income per share:
Basic	$2.64	$2.21	$1.34	$4.86	$2.60
Diluted	$2.63	$2.20	$1.33	$4.83	$2.58
Cash dividend per common share	$0.22	$0.20	$0.20	$0.42	$0.40
Weighted average shares outstanding:
Basic	55.4	55.3	55.1	55.3	55.0
Diluted	55.7	55.6	55.3	55.6	55.3

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$755.2	$608.3
Short-term investments	283.8	227.7
Trade accounts receivable, net	431.7	392.7
Inventories	527.0	501.4
Other current assets	124.0	74.3

Total current assets	2,121.7	1,804.4
Property, plant and equipment, net	303.9	284.3
Right-of-use asset	179.3	184.4
Goodwill	1,063.7	1,066.4
Intangible assets, net	486.3	512.2
Long-term investments	6.6	6.5
Other assets	47.4	45.6

Total assets	$4,208.9	$3,903.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9.0	$14.5
Accounts payable	148.1	110.6
Accrued compensation	99.3	117.9
Income taxes payable	18.7	18.3
Lease liability	16.3	15.8
Deferred revenue and customer advances	36.3	31.2
Other current liabilities	92.6	65.6

Total current liabilities	420.3	373.9
Long-term debt, net	811.5	815.0
Non-current deferred taxes	71.8	59.2
Non-current accrued compensation	48.3	49.5
Non-current lease liability	188.0	187.4
Other liabilities	54.2	57.9

Total liabilities	1,594.1	1,542.9

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	885.3	873.2
Retained earnings	1,731.8	1,487.3
Accumulated other comprehensive (loss) income	(2.4)	0.3

Total stockholders’ equity	2,614.8	2,360.9

Total liabilities and stockholders’ equity	$4,208.9	$3,903.8

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net income	$146.5	$122.3	$73.7	$268.8	$142.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24.9	23.8	24.1	48.7	52.5
Unrealized loss (gain) on derivatives not designated as hedging instruments	7.0	(0.4)	(0.2)	6.6	(1.0)
Amortization of debt issuance costs, original issue discount, and soft call premium	0.7	0.5	0.5	1.2	1.6
Stock-based compensation	8.8	10.0	6.8	18.8	15.3
Provision for excess and obsolete inventory	3.9	4.9	6.7	8.8	12.9
Deferred income taxes	0.2	9.5	2.8	9.7	3.4
Asset impairment	—	—	—	—	1.2
Other	0.6	(0.2)	0.4	0.4	0.5
Changes in operating assets and liabilities	(27.4)	(43.5)	24.2	(70.9)	(15.3)

Net cash provided by operating activities	165.2	126.9	139.0	292.1	213.9

Cash flows used in investing activities:
Purchases of investments	(211.0)	(185.7)	(164.3)	(396.7)	(194.5)
Maturities of investments	109.8	95.3	47.8	205.1	97.3
Sales of investments	26.8	107.7	—	134.5	28.7
Purchases of property, plant and equipment	(16.3)	(26.5)	(20.9)	(42.8)	(30.9)

Net cash used in investing activities	(90.7)	(9.2)	(137.4)	(99.9)	(99.4)

Cash flows used in financing activities:
Net proceeds from borrowings	0.4	0.5	4.6	0.9	16.7
Payments of short-term and long-term borrowings	(2.9)	(7.6)	(9.8)	(10.5)	(72.0)
Dividend payments	(12.2)	(11.1)	(11.0)	(23.3)	(22.0)
Net payments related to employee stock awards	(2.3)	(5.3)	(0.5)	(7.6)	(20.9)

Net cash used in financing activities	(17.0)	(23.5)	(16.7)	(40.5)	(98.2)

Effect of exchange rate changes on cash and cash equivalents	(2.1)	(2.7)	2.0	(4.8)	(2.0)

Increase (decrease) in cash and cash equivalents	55.4	91.5	(13.1)	146.9	14.3
Cash and cash equivalents at beginning of period	699.8	608.3	442.0	608.3	414.6

Cash and cash equivalents at end of period	$755.2	$699.8	$428.9	$755.2	$428.9

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$146.5	$122.3	$73.7	$268.8	$142.8
Acquisition and integration costs (Note 1)	6.0	6.2	0.7	12.2	2.9
Restructuring and other (Note 2)	3.0	4.9	3.3	7.9	3.7
Amortization of intangible assets	12.7	12.4	13.8	25.1	30.1
COVID-19 related net credits (Note 3)	—	—	(0.9)	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2
Amortization of debt issuance costs (Note 5)	0.5	0.2	0.2	0.7	1.1
Currency hedge loss (Note 6)	7.5	—	—	7.5	—
Windfall tax benefit on stock-based compensation (Note 7)	(2.7)	(1.7)	(1.4)	(4.4)	(2.3)
Withholding tax related to Brexit (Note 8)	—	3.2	—	3.2	—
Deferred tax asset write-off (Note 9)	—	—	3.5	—	3.5
Tax effect of Non-GAAP adjustments (Note 10)	(5.7)	(4.8)	(3.6)	(10.5)	(8.0)

Non-GAAP net earnings	$167.8	$142.7	$89.3	$310.5	$174.1

Non-GAAP net earnings per diluted share	$3.02	$2.56	$1.62	$5.58	$3.15

Weighted average diluted shares outstanding	55.7	55.6	55.3	55.6	55.3
Net cash provided by operating activities	$165.2	$126.9	$139.0	$292.1	$213.9
Purchases of property, plant and equipment	(16.3)	(26.5)	(20.9)	(42.8)	(30.9)

Free cash flow	$148.9	$100.4	$118.1	$249.3	$183.0

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Gross profit	$355.2	$322.1	$246.3	$677.3	$485.9
COVID-19 related net costs (Note 3)	—	—	0.3	—	0.3

Non-GAAP gross profit	$355.2	$322.1	$246.6	$677.3	$486.2

Non-GAAP gross margin	47.4%	46.4%	45.3%	46.9%	45.0%

Operating expenses	$168.9	$166.6	$145.5	$335.5	$295.2
Acquisition and integration costs (Note 1)	6.0	6.2	0.7	12.2	2.9
Restructuring and other (Note 2)	3.0	4.9	3.3	7.9	3.7
Amortization of intangible assets	12.7	12.4	13.8	25.1	30.1
COVID-19 related net credits (Note 3)	—	—	(1.2)	—	(1.2)
Asset impairment (Note 4)	—	—	—	—	1.2

Non-GAAP operating expenses	$147.2	$143.1	$128.9	$290.3	$258.5

Income from operations	$186.3	$155.5	$100.8	$341.8	$190.7
Acquisition and integration costs (Note 1)	6.0	6.2	0.7	12.2	2.9
Restructuring and other (Note 2)	3.0	4.9	3.3	7.9	3.7
Amortization of intangible assets	12.7	12.4	13.8	25.1	30.1
COVID-19 related net credits (Note 3)	—	—	(0.9)	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2

Non-GAAP income from operations	$208.0	$179.0	$117.7	$387.0	$227.7

Non-GAAP operating margin	27.7%	25.8%	21.6%	26.8%	21.1%

Interest expense, net	$6.3	$6.2	$6.9	$12.5	$15.1
Amortization of debt issuance costs (Note 5)	0.5	0.2	0.2	0.7	1.1

Non-GAAP interest expense, net	$5.8	$6.0	$6.7	$11.8	$14.0

Net income	$146.5	$122.3	$73.7	$268.8	$142.8
Interest expense, net	6.3	6.2	6.9	12.5	15.1
Provision for income taxes	26.0	25.9	18.7	51.9	30.9
Depreciation	12.3	11.0	10.3	23.3	22.4
Amortization of intangible assets	12.7	12.4	13.8	25.1	30.1

EBITDA	$203.8	$177.8	$123.4	$381.6	$241.3

Stock-based compensation	8.8	10.0	6.7	18.8	14.7
Acquisition and integration costs (Note 1)	6.0	6.2	0.7	12.2	2.9
Restructuring and other (Note 2)	3.0	4.9	3.3	7.9	3.7
COVID-19 related net credits (Note 3)	—	—	(0.9)	—	(0.9)
Asset impairment (Note 4)	—	—	—	—	1.2
Currency hedge loss (Note 6)	7.5	—	—	7.5	—

Adjusted EBITDA	$229.1	$198.9	$133.2	$428.0	$262.9

Adjusted EBITDA margin	30.6%	28.7%	24.5%	29.6%	24.3%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended June 30, 2021			Three Months Ended March 31, 2021
	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$172.5	$26.0	15.1%	$148.2	$25.9	17.5%
Adjustments:
Acquisition and integration costs (Note 1)	6.0	—		6.2	—
Restructuring and other (Note 2)	3.0	—		4.9	—
Amortization of intangible assets	12.7	—		12.4	—
Amortization of debt issuance costs (Note 5)	0.5	—		0.2	—
Currency hedge loss (Note 6)	7.5	—		—	—
Windfall tax benefit on stock-based compensation (Note 7)	—	2.7		—	1.7
Withholding tax related to Brexit (Note 8)	—	—		—	(3.2)
Tax effect of Non-GAAP adjustments (Note 10)	—	5.7		—	4.8

Non-GAAP	$202.2	$34.4	17.0%	$171.9	$29.2	17.0%

	Three Months Ended June 30, 2020
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$92.4	$18.7	20.2%
Adjustments:
Acquisition and integration costs (Note 1)	0.7	—
Restructuring and other (Note 2)	3.3	—
Amortization of intangible assets	13.8	—
COVID-19 related net credits (Note 3)	(0.9)	—
Amortization of debt issuance costs (Note 5)	0.2	—
Windfall tax benefit on stock-based compensation (Note 7)	—	1.4
Deferred tax asset write-off (Note 9)	—	(3.5)
Tax effect of Non-GAAP adjustments (Note 10)	—	3.6

Non-GAAP	$109.5	$20.2	18.5%

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$320.7	$51.9	16.2%	$173.7	$30.9	17.8%
Adjustments:
Acquisition and integration costs (Note 1)	12.2	—		2.9	—
Restructuring and other (Note 2)	7.9	—		3.7	—
Amortization of intangible assets	25.1	—		30.1	—
COVID-19 related net credits (Note 3)	—	—		(0.9)	—
Asset impairment (Note 4)	—	—		1.2
Amortization of debt issuance costs (Note 5)	0.7	—		1.1	—
Currency hedge loss (Note 6)	7.5	—		—	—
Windfall tax benefit on stock-based compensation (Note 7)	—	4.4		—	2.3
Withholding tax related to Brexit (Note 8)		(3.2)
Deferred tax asset write-off (Note 9)	—	—		—	(3.5)
Tax effect of Non-GAAP adjustments (Note 10)	—	10.5		—	8.0

Non-GAAP	$374.1	$63.6	17.0%	$211.8	$37.7	17.8%

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: Acquisition and integration costs during the three and six months ended June 30, 2021 primarily related to our acquisition of Photon Control, our pending acquisition of Atotech announced on July 1, 2021 and our proposed acquisition of Coherent, Inc. Acquisition and integration costs during the three months ended March 31, 2021 primarily related to our proposed acquisition of Coherent, Inc. Acquisition and integration costs during the three and six months ended June 30, 2020 related to integration costs related to our acquisition of ESI, which closed on February 1, 2019.

Note 2: Restructuring and other costs during the three and six months ended June 30, 2021 primarily related to duplicate facility costs attributed to entering into new facility leases, severance costs due to a global cost saving initiative, costs related to the pending closure of a facility in Europe and movement of certain products to low cost regions. Restructuring and other costs during the three months ended March 31, 2021 primarily related to severance costs due to a global cost saving initiative and duplicate facility costs attributed to entering into new leases. Restructuring and other costs during the three and six months ended June 30, 2020 primarily related to duplicate facility costs attributed to entering into new facility leases and costs related to the closing of a facility in Europe.

Note 3: During the three and six months ended June 30, 2020, we recorded COVID-19 related costs and credits that were direct, incremental and not expected to recur. The amounts consisted of US and foreign payroll-tax credits for maintaining our workforce during the pandemic, offset by shift premiums and bonuses.

Note 4: During the six months ended June 30, 2020, we recorded an asset impairment charge as a result of the write-down of long-lived assets related to the pending closure of a facility.

Note 5: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement (each credit agreement, as defined in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 23, 2021).

Note 6: We recorded a fair-value loss from Canadian dollar contracts related to hedge currency fluctuations in connection with the funding of our acquisition of Photon Control, which was consummated on July 15, 2021.

Note 7: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 8: We recorded additional withholding taxes on inter-company undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 9: We recorded a write-off of a deferred tax asset relate to foreign net operating losses.

Note 10: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates. For the three months ending September 30, 2021, we forecast a Non-GAAP tax rate of approximately 17.0%.

For the quarter ended June 30, 2021, the GAAP and Non-GAAP gross margin for the Equipment & Solutions segment were identical at 53.1%.